UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2006

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 20, 2006, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of PAREXEL International Corporation (“PAREXEL”), the Board elected Ellen M. Zane to fill a vacancy on the Board as a Class I Director, to hold office until the 2008 Annual Meeting of Stockholders of PAREXEL, and until her successor is duly elected and qualified, or until her earlier resignation or removal. Ms. Zane may become a member of committees of the Board in the future . There are no transactions, or proposed transactions, since the beginning of PAREXEL’s last fiscal year to which PAREXEL was or is to be a party, in which Ms. Zane has a direct or indirect material interest.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2006	PAREXEL International Corporation
	By:	/s/ Josef H. von Rickenbach
Josef H. von Rickenbach
Chairman and Chief Executive Officer